Exhibit 99.1

The Digital Engagement Company

FOR IMMEDIATE RELEASE

Bridgeline Digital Announces Financial Results for First Quarter of Fiscal 2014

First Quarter Fiscal 2014 Subscription and Perpetual License Revenue Increased 100%

First Quarter Fiscal 2014 Recurring Revenues Increased 42%

Burlington, Mass., February 14, 2014 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its first quarter ended December 31, 2013.

“We continue to build a highly scalable iAPPS business as thousands of quality customers rely on the iAPPS platform for their mission critical website, intranets, and web stores”, said Thomas Massie, Bridgeline Digital’s President and Chief Executive Officer. “iAPPSds for franchises and large dealer networks addresses a very large market opportunity for Bridgeline and over the past year we have seen significant growth in our qualified pipeline of iAPPSds opportunities. In our current quarter we anticipate record new bookings and closing another multi-million dollar, multi-year iAPPSds agreement.”

First Quarter Highlights:

●	Revenue from our core business (iAPPS and the ElementsLocal platform) increased 33% to $5.6 million in the first quarter of fiscal 2014, compared to $4.2 million in the first quarter of fiscal 2013.

●	Total revenue for the first quarter of fiscal 2014 increased 5% to $6.5 million, compared to $6.2 million in the first quarter of fiscal 2013.

●	Subscription and perpetual license revenue increased 100% to $1.6 million in the first quarter of 2014, compared to $0.8 million in the first quarter of fiscal 2013.

●	Recurring revenue increased 42% to $1.7 million in the first quarter of 2014, compared to $1.2 million the first quarter of fiscal 2013.

●	76 iAPPS enterprise licenses and 63 iAPPS ds licenses were sold in the first quarter of fiscal 2014.

●	Bridgeline Digital was honored as a finalist for the 2014 CODiE Award for Best Content Management Solution and the Best Electronic Commerce Solution.

●	Consistent with our long term strategy, revenue from our legacy business decreased 51% in the first quarter, compared to the first quarter of fiscal 2013.

Fiscal 2014 Outlook

For fiscal 2014, revenue is expected to be approximately $28 million, an increase from $24.5 million in fiscal 2013 and the Company expects to generate positive Adjusted EBITDA for the fiscal year.

Conference Call Information

Bridgeline Digital will host a conference call to discuss first quarter and fiscal 2014 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical websites, intranets, and online stores. Bridgeline’s iAPPS® web engagement platform deeply integrates Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass, with nine additional locations throughout the United States and a .NET development center in Bangalore, India. Bridgeline has thousands of quality customers that range from small and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@blinedigital.com

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended December 31,
	2014	2013
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(777)	$(642)
Amortization of intangible assets	125	156
Stock-based compensation	42	127
Non-GAAP adjusted net loss	$(610)	$(359)

Reconciliation of GAAP loss per diluted share to non-GAAP adjusted loss per diluted share:
GAAP net loss per share	$(0.04)	$(0.04)
Amortization of intangible assets	0.01	0.01
Stock-based compensation	0.00	0.01
Non-GAAP adjusted net loss	$(0.03)	$(0.02)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(777)	$(642)
Provision for income tax	21	21
Interest expense, net	167	76
Amortization of intangible assets	125	156
Depreciation	322	268
EBITDA	(142)	(121)
Other amortization	120	44
Stock-based compensation	42	127
Adjusted EBITDA	$20	$50

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.04)	$(0.04)
Provision for income tax	0.00	0.00
Interest expense, net	0.01	0.01
Amortization of intangible assets	0.01	0.01
Depreciation	0.01	0.01
Other amortization	0.01	0.00
Stock-based compensation	0.00	0.01
Adjusted EBITDA	$0.00	$(0.00)

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,
	2014	2013
Revenue:
Digital engagement services	$4,549	$4,850
Subscription and perpetual licenses	1,577	787
Managed service hosting	387	556
Total revenue	6,513	6,193

Cost of revenue:
Digital engagement services	2,503	2,754
Subscription and perpetual licenses	397	168
Managed service hosting	84	72
Total cost of revenue	2,984	2,994
Gross profit	3,529	3,199

Operating expenses:
Sales and marketing	2,110	1,834
General and administrative	1,031	1,354
Research and development	523	132
Depreciation and amortization	454	424
Total operating expenses	4,118	3,744
Loss from operations	(589)	(545)
Interest expense, net	(167)	(76)
Loss before income taxes	(756)	(621)
Provision for income taxes	21	21
Net loss	$(777)	$(642)

Net loss per share:
Basic and diluted	$(0.04)	$(0.04)
Number of weighted average shares outstanding:
Basic and diluted	17,760,248	14,782,615

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

(Unaudited)

	December 31, 2013	September 30, 2013

ASSETS

Current Assets:
Cash and cash equivalents	$621	$2,830
Accounts receivable and unbilled revenues, net	4,041	3,194
Prepaid expenses and other current assets	967	963
Total current assets	5,629	6,987
Equipment and improvements, net	2,909	3,065
Intangible assets, net	1,402	1,517
Goodwill	23,835	23,777
Other assets	1,609	1,631
Total assets	$35,384	$36,977

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,467	$1,746
Accrued liabilities	853	1,093
Accrued earnouts, current	561	561
Debt, current	20	1,165
Capital lease obligations, current	364	397
Deferred revenue	2,012	1,960
Total current liabilities	5,277	6,922
Accrued earnouts, net of current portion	846	950
Debt, net of current portion	5,470	4,725
Capital lease obligations, net of current portion	445	544
Other long term liabilities	1,151	1,088
Total liabilities	13,189	14,229

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock - $0.001 par value; 20,000,000 shares authorized; 18,476,041 and 18,313,765 shares issued and outstanding, respectively	19	18
Additional paid-in-capital	44,461	44,206
Accumulated deficit	(22,091)	(21,314)
Accumulated other comprehensive loss	(194)	(162)
Total stockholders' equity	22,195	22,748
Total liabilities and stockholders' equity	$35,384	$36,977